Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 25, 2015, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in its Annual Report (Form 10-K) for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

San Francisco, California

April 28, 2015